Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Aug. 3, 2010	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2355
	24-Hour:	800-559-3853

	ANALYST CONTACT	Bill Currens
	Phone:	704-382-1603

Duke Energy Posts Strong Second Quarter Adjusted Earnings;

Increases Outlook for 2010

•	2010 adjusted diluted earnings per share (EPS) outlook range increased from $1.25 - $1.30 to $1.30 - $1.35

•	Second quarter 2010 adjusted diluted EPS was 34 cents, compared with 26 cents for the second quarter 2009

•

Due to non-cash goodwill and other impairment charges, reported diluted net loss per share for second quarter 2010 was 17 cents, compared to diluted earnings per share of 21 cents for the second quarter 2009

CHARLOTTE, N.C. – Duke Energy today announced second quarter 2010 adjusted diluted EPS of 34 cents, compared to 26 cents for second quarter 2009. Reported diluted net loss per share for the second quarter 2010 was 17 cents, compared to diluted earnings per share of 21 cents for the same period last year.

The company has increased its 2010 adjusted diluted EPS guidance from $1.25 - $1.30 to $1.30 - $1.35 based upon its strong performance during the first half of 2010.

Reported results for the second quarter 2010 were impacted by non-cash impairment charges of approximately $660 million, primarily related to the remaining goodwill associated with non-regulated generation operations in the Midwest. These charges

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have no impact on the company’s liquidity position and have been excluded from adjusted diluted EPS. After these charges, there is no remaining goodwill associated with the non-regulated Midwest generation operations.

Duke Energy’s quarterly results were driven by temperatures that were above normal in all five of the company’s service territories for each month in the second quarter. The Carolinas experienced the hottest June on record. Also, the company saw improved weather-normalized retail sales volumes as well as increased pricing.

“Our second quarter results were very strong,” said James E. Rogers, chairman, president and chief executive officer. “We continue to see signs of an improving economy, particularly with our industrial load. Our results were also driven by higher than normal temperatures. Our generation and power delivery teams performed very well during this period of extreme weather.

“Based on our strong first half results and a continued focus on cost management, we are increasing our 2010 adjusted diluted EPS outlook range from $1.25 - $1.30 to $1.30 - $1.35 per share.”

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	2Q2010 EPS Impact	2Q2009 EPS Impact
Second Quarter 2010
• Costs to Achieve, Cinergy Merger	$(7)	$2	—	—
• Voluntary Opportunity Plan/Office Consolidation	$(76)	$29	$(0.04)	—
• Goodwill and Other Impairments	$(660)	$58	$(0.46)	—
• Mark-to-market impact of economic hedges	$(33)	$11	$(0.01)	—

Second Quarter 2009
• Costs to Achieve, Cinergy Merger	$(8)	$3	—	—
• Charges related to Crescent Obligations	$7	$(13)	—	$(0.01)
• International Transmission Adjustment	$(32)	$10	—	$(0.02)
• Mark-to-market impact of economic hedges	$(36)	$13	—	$(0.02)

Total diluted EPS impact			$(0.51)	$(0.05)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	2Q2010 EPS	2Q2009 EPS
Diluted EPS, as reported	$(0.17)	$0.21
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.51	$0.05

Diluted EPS, adjusted	$0.34	$0.26

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported second-quarter 2010 segment EBIT from continuing operations of $671 million, compared with $500 million in the second quarter of 2009. Results increased primarily due to favorable pricing, above normal weather in all jurisdictions, higher Allowance for Funds Used During Construction (AFUDC) from Duke Energy’s ongoing construction program, and increased weather-normalized volumes, most notably in the industrial sector. Partially offsetting these increases were higher operation and maintenance costs primarily due to timing of planned outages.

Commercial Power

Commercial Power reported a second-quarter 2010 segment EBIT loss from continuing operations of $604 million, compared to $79 million of segment EBIT income in the second quarter 2009. Results were impacted by non-cash impairment charges of $660

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million primarily related to goodwill associated with non-regulated generation operations and other asset impairments in the Midwest. These charges reflect the current estimated value of the operations, which has declined principally as a result of sustained lower power prices, as well as the potential enactment of more stringent environmental regulations.

Excluding the effects of the impairment charges, results were also impacted by lower retail sales volumes due to competition in Ohio, the effects of which were partially offset by customer acquisition efforts by our competitive retail subsidiary. Additionally, wholesale margins increased due to higher volumes and prices offset by lower gains on coal sales.

Duke Energy International (DEI)

DEI reported second-quarter 2010 segment EBIT from continuing operations of $126 million, compared to $68 million in the second quarter 2009. DEI’s results for the quarter were driven primarily by favorable foreign exchange rates, favorable hydrology in Brazil and an increased contribution from National Methanol. Additionally, results benefitted from a prior year adverse ruling on transmission fees.

Other

Other includes corporate governance expenses, costs associated with the company’s voluntary employee separation plan and results from Duke Energy’s captive insurance company.

Other reported second-quarter 2010 net expense from continuing operations of $122 million, compared to $38 million in the second quarter 2009. The increase in net expense was due primarily to severance costs associated with the voluntary employee separation program and office consolidation that was announced in the first quarter.

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INTEREST EXPENSE

Interest expense was $212 million for the second quarter 2010, compared to $186 million for the second quarter 2009. The increase is primarily due to increased debt balances that are the result of financing the company’s ongoing construction program.

INCOME TAX EXPENSE

Income tax expense from continuing operations for the second quarter of 2010 was $116 million, compared to $177 million for the second quarter of 2009. The effective tax rate for full-year 2010 is forecasted to be approximately 40 percent, reflecting the effect of the goodwill impairment, which is non-deductible for tax purposes. The effective tax rate excluding the impairment charge is forecasted to be approximately 31 percent.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests.

Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures. Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

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Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

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Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses (including adjusted equity earnings for Crescent Resources) as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or adjusted Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the third largest electric power holding company in the United States, based on kilowatt-hour sales. Its regulated utility operations serve approximately 4 million customers located in five states – North Carolina, South Carolina, Indiana, Ohio and Kentucky — representing a population of approximately 11 million people. Duke Energy’s commercial power and international business segments operate diverse power

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generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

Analyst Call

An earnings conference call for analysts is scheduled for 10 a.m. ET Tuesday, Aug. 3. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 913-312-0645 outside the United States or 866-454-4209 in the United States. The confirmation code is 4865293. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Sept. 3, 2010, by calling 719-457-0820 outside the United States or 888-203-1112 in the United States, and using the code 4865293. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future

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environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in Duke Energy Corporation’s (Duke Energy) service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, droughts, and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions,

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the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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June 2010

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share amounts and where noted)	2010	2009	2010	2009
Common Stock Data
(Loss) Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$(0.17)	$0.22	$0.17	$0.48
Diluted	$(0.17)	$0.22	$0.17	$0.48
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net (loss) income attributable to Duke Energy Corporation common shareholders
Basic	$(0.17)	$0.21	$0.17	$0.48
Diluted	$(0.17)	$0.21	$0.17	$0.48
Dividends Per Share	$0.485	$0.47	$0.725	$0.70
Weighted-Average Shares Outstanding
Basic	1,314	1,288	1,312	1,284
Diluted	1,314	1,289	1,313	1,285

INCOME
Operating Revenues	$3,287	$2,913	$6,881	$6,225

Total Reportable Segment EBIT	193	647	1,206	1,411
Other EBIT	(122)	(38)	(268)	(128)
Interest Expense	(212)	(186)	(422)	(370)
Interest Income and Other (a)	39	38	53	73
Income Tax Expense from Continuing Operations	(116)	(177)	(342)	(356)
Income (Loss) from Discontinued Operations, net of tax	1	(2)	1	1

Net (Loss) Income	(217)	282	228	631
Less: Net Income Attributable to Noncontrolling Interests	5	6	5	11

Net (Loss) Income Attributable to Duke Energy Corporation	$(222)	$276	$223	$620

CAPITALIZATION
Total Common Equity			54%	58%
Total Debt			46%	42%

Total Debt			$17,791	$15,733
Book Value Per Share			$16.14	$16.51
Actual Shares Outstanding			1,318	1,294
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$1,001	$847	$1,975	$1,557
Commercial Power	186	257	318	411
International Energy	36	27	80	39
Other	63	43	112	73

Total Capital and Investment Expenditures	$1,286	$1,174	$2,485	$2,080

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$671	$500	$1,415	$1,057
Commercial Power (b)	(604)	79	(475)	193
International Energy	126	68	266	161

Total Reportable Segment EBIT	193	647	1,206	1,411
Other EBIT	(122)	(38)	(268)	(128)
Interest Expense	(212)	(186)	(422)	(370)
Interest Income and Other (a)	39	38	53	73

(Loss) Income From Continuing Operations Before Income Taxes	$(102)	$461	$569	$986

(a)	Other within Interest Income and Other includes foreign currency remeasurement gains and losses, an adjustment to add back the noncontrolling interest component of reportable segment and Other EBIT and additional noncontrolling interest amounts not allocated to the reportable segment and Other results.
(b)	Includes non-cash impairment charges of $660 million, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets.

June 2010

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except where noted)	2010	2009	2010	2009
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,422	$2,149	$5,098	$4,657
Operating Expenses	1,812	1,692	3,810	3,666
Gains on Sales of Other Assets and Other, net	3	13	5	13
Other Income and Expenses, net	58	30	122	53

EBIT	$671	$500	$1,415	$1,057

Depreciation and Amortization	$326	$319	$683	$641

Duke Energy Carolinas GWh sales	20,308	18,862	41,824	39,292
Duke Energy Midwest GWh sales	14,443	13,369	29,604	27,921
Net Proportional MW Capacity in Operation			26,947	27,242

COMMERCIAL POWER
Operating Revenues	$540	$474	$1,119	$1,011
Operating Expenses (a)	1,155	413	1,613	849
Gains on Sales of Other Assets and Other, net	4	—	3	5
Other Income and Expenses, net	12	18	21	26
Expense Attributable to Noncontrolling Interests	5	—	5	—

EBIT	$(604)	$79	$(475)	$193

Depreciation and Amortization	$55	$49	$113	$104

Sales, GWh	8,681	6,809	17,278	13,840
Actual Plant Production, GWh	6,551	6,132	13,125	12,427
Net Proportional MW Capacity in Operation			8,005	8,071

INTERNATIONAL ENERGY
Operating Revenues	$310	$271	$646	$526
Operating Expenses	207	225	425	386
Gains on Sales of Other Assets and Other, net	—	—	(1)	—
Other Income and Expenses, net	30	26	59	32
Expense Attributable to Noncontrolling Interests	7	4	13	11

EBIT	$126	$68	$266	$161

Depreciation and Amortization	$21	$19	$42	$38

Sales, GWh	5,041	4,277	10,732	8,935
Proportional MW Capacity in Operation			4,203	4,051

OTHER
Operating Revenues	$37	$42	$65	$78
Operating Expenses	154	94	340	182
Gains on Sales of Other Assets and Other, net	(2)	—	—	1
Other Income and Expenses, net	(2)	17	5	(21)
Expense (Benefit) Attributable to Noncontrolling Interests	1	3	(2)	4

EBIT	$(122)	$(38)	$(268)	$(128)

Depreciation and Amortization	$24	$20	$44	$38

(a)	Includes non-cash impairment charges of $660 million, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Operating Revenues	$3,287	$2,913	$6,881	$6,225
Operating Expenses	3,306	2,398	6,141	5,035
Gains on Sales of Other Assets and Other, net	5	13	7	19

Operating (Loss) Income	(14)	528	747	1,209

Other Income and Expenses, net	124	119	244	147

Interest Expense	212	186	422	370

(Loss) Income From Continuing Operations Before Income Taxes	(102)	461	569	986
Income Tax Expense from Continuing Operations	116	177	342	356

(Loss) Income From Continuing Operations	(218)	284	227	630
Income (Loss) From Discontinued Operations, net of tax	1	(2)	1	1

Net (Loss) Income	(217)	282	228	631
Less: Net Income Attributable to Noncontrolling Interests	5	6	5	11

Net (Loss) Income Attributable to Duke Energy Corporation	$(222)	$276	$223	$620

Earnings Per Share - Basic and Diluted
(Loss) income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$(0.17)	$0.22	$0.17	$0.48
Diluted	$(0.17)	$0.22	$0.17	$0.48
Income (loss) from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net (loss) income attributable to Duke Energy Corporation common shareholders
Basic	$(0.17)	$0.21	$0.17	$0.48
Diluted	$(0.17)	$0.21	$0.17	$0.48
Dividends per share	$0.485	$0.47	$0.725	$0.70
Weighted-average shares outstanding
Basic	1,314	1,288	1,312	1,284
Diluted	1,314	1,289	1,313	1,285

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	June 30, 2010	December 31, 2009
ASSETS

Current Assets	$5,443	$5,766
Investments and Other Assets	9,042	9,807
Net Property, Plant and Equipment	39,060	37,950
Regulatory Assets and Deferred Debits	2,855	3,517

Total Assets	$56,400	$57,040

LIABILITIES AND EQUITY

Current Liabilities	$3,837	$4,088
Long-term Debt	17,219	16,113
Deferred Credits and Other Liabilities	14,081	14,953
Equity	21,263	21,886

Total Liabilities and Equity	$56,400	$57,040

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$228	$631
Adjustments to reconcile net income to net cash provided by operating activities	1,896	386

Net cash provided by operating activities	2,124	1,017

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,508)	(2,133)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash (used in) provided by financing activities	(148)	836

Net decrease in cash and cash equivalents	(532)	(280)
Cash and cash equivalents at beginning of period	1,542	986

Cash and cash equivalents at end of period	$1,010	$706

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

June 30, 2010

	Quarter To Date Ended June 30,			Year To Date June 30,
	2010	2009	% Inc.(Dec.)	2010	2009	% Inc.(Dec.)

GWH Sales
Residential	5,962	5,661	5.3%	14,846	13,518	9.8%
General Service	6,739	6,534	3.1%	13,327	13,038	2.2%

Industrial - Textile	1,027	896	14.6%	1,929	1,713	12.7%
Industrial - Other	4,232	3,837	10.3%	7,981	7,481	6.7%

Total Industrial	5,259	4,733	11.1%	9,910	9,194	7.8%

Other Energy Sales	72	71	0.8%	144	143	1.1%
Regular Resale	—	18	(100.0%)	25	174	(85.8%)

Total Regular Sales Billed	18,032	17,017	6.0%	38,252	36,067	6.1%

Special Sales	1,267	1,029	23.1%	2,959	2,791	6.0%

Total Electric Sales	19,299	18,046	6.9%	41,211	38,858	6.1%

Unbilled Sales	1,009	816	23.6%	613	434	41.3%

Total Consolidated Electric Sales - Carolinas	20,308	18,862	7.7%	41,824	39,292	6.4%

Average Number of Customers
Residential	2,032,898	2,021,159	0.6%	2,033,159	2,021,917	0.6%
General Service	332,922	331,163	0.5%	332,599	330,976	0.5%

Industrial - Textile	625	654	(4.4%)	628	656	(4.2%)
Industrial - Other	6,591	6,687	(1.4%)	6,612	6,695	(1.2%)

Total Industrial	7,216	7,341	(1.7%)	7,240	7,351	(1.5%)

Other Energy Sales	14,116	13,905	1.5%	14,123	13,863	1.9%
Regular Resale	—	6	(100.0%)	2	9	(72.5%)

Total Regular Sales	2,387,152	2,373,574	0.6%	2,387,123	2,374,116	0.5%

Special Sales	30	26	12.7%	32	29	11.0%

Total Avg Number of Customers - Carolinas	2,387,182	2,373,600	0.6%	2,387,155	2,374,145	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	114	199	(42.7%)	2,188	1,984	10.3%
Cooling Degree Days	701	532	31.8%	701	539	30.1%

Variance from Normal
Heating Degree Days	(47.4%)	(7.6%)	n/a	14.3%	4.0%	n/a
Cooling Degree Days	50.8%	13.0%	n/a	49.0%	12.9%	n/a

Duke Energy - Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

June 2010

	Quarter Ended June 30,			Year To Date June 30,
	2010	2009	% Inc.(Dec.)	2010	2009	% Inc.(Dec.)

GWH Sales
Residential	3,688	3,567	3.4%	9,282	9,045	2.6%
General Service	4,399	4,323	1.8%	8,770	8,754	0.2%
Industrial	4,065	3,395	19.7%	7,880	6,814	15.6%

Other Energy Sales	42	42	0.0%	85	85	0.0%

Total Regular Electric Sales Billed	12,194	11,327	7.7%	26,017	24,698	5.3%

Special Sales	1,892	1,731	9.3%	3,683	3,465	6.3%

Total Electric Sales Billed - Midwest	14,086	13,058	7.9%	29,700	28,163	5.5%

Unbilled Sales	357	311	14.8%	(96)	(242)	60.3%

Total Electric Sales - Midwest	14,443	13,369	8.0%	29,604	27,921	6.0%

Average Number of Customers
Residential	1,403,184	1,397,301	0.4%	1,408,144	1,402,242	0.4%
General Service	184,759	184,201	0.3%	185,002	184,457	0.3%
Industrial	5,442	5,507	(1.2%)	5,457	5,521	(1.2%)

Other Energy	4,169	4,098	1.7%	4,161	4,083	1.9%

Total Regular Sales	1,597,554	1,591,107	0.4%	1,602,764	1,596,303	0.4%

Special Sales	15	16	(6.3%)	16	20	(20.0%)

Total Avg Number Electric Customers - Midwest	1,597,569	1,591,123	0.4%	1,602,780	1,596,323	0.4%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	123	227	(45.8%)	2,461	2,368	3.9%
Cooling Degree Days	468	363	28.9%	468	363	28.9%

Variance from Normal
Heating Degree Days	(46.5%)	0.9%	n/a	5.0%	3.5%	n/a
Cooling Degree Days	50.5%	14.9%	n/a	49.5%	13.4%	n/a

*	Reflects HDD and CDD for Duke Energy - Indiana, Duke Energy - Ohio and Duke Energy - Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2009 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments		International Transmission Adjustment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$500	$—		$—		$—		$—		$—		$—	$500

Commercial Power	115	—		—		—		(36	) B	—		(36)	79

International Energy	94	—		—		(26	) E	—		—		(26)	68

Total reportable segment EBIT	709	—		—		(26)		(36)		—		(62)	647

Other	(37)	(8	) A	7	D	—		—		—		(1)	(38)

Total reportable segment EBIT and Other EBIT	$672	$(8)		$7		$(26)		$(36)		$—		$(63)	$609

Interest Expense	(180)	—		—		(6)		—		—		(6)	(186)
Interest Income and Other	38	—		—		—		—		—		—	38
Income Taxes from Continuing Operations	(190)	3		(13)		10		13		—		13	(177)
Discontinued Operations, net of taxes	—	—		—		—		—		(2	) C	(2)	(2)
Net Income Attributable to Noncontrolling Interests	6	—		—		—		—		—		—	6

Net Income (Loss) Attributable to Duke Energy Corporation	$334	$(5)		$(6)		$(22)		$(23)		$(2)		$(58)	$276

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.26	$—		$(0.01)		$(0.02)		$(0.02)		$—		$(0.05)	$0.21

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.26	$—		$(0.01)		$(0.02)		$(0.02)		$—		$(0.05)	$0.21

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$3 million recorded in Operation, maintenance and other and $5 million recorded in Depreciation and amortization (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
B	-	$20 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $16 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C	-	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D	-	Recorded in Other income and expenses, net on the Condensed Consolidated Statements of Operations.
E	-	$30 million recorded in Operation, maintenance, and other, $2 million recorded as reduction to fuel used in electric generation and purchased power - non-regulated, and $2 million as a reduction to Net income attributable to noncontrolling interests on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,288

Diluted	1,289

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2009 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments		International Transmission Adjustment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$1,057	$—		$—		$—		$—		$—		$—	$1,057

Commercial Power	218	—		—		—		(25	) B	—		(25)	193

International Energy	187	—		—		(26	) E	—		—		(26)	161

Total reportable segment EBIT	1,462	—		—		(26)		(25)		—		(51)	1,411

Other	(87)	(15	) A	(26	) D	—		—		—		(41)	(128)

Total reportable segment and Other EBIT	$1,375	$(15)		$(26)		$(26)		$(25)		$—		$(92)	$1,283

Interest Expense	(364)	—		—		(6)		—		—		(6)	(370)
Interest Income and Other	73	—		—		—		—		—		—	73
Income Taxes from Continuing Operations	(381)	6				10		9		—		25	(356)
Discontinued Operations, net of taxes	—	—		—		—		—		1	C	1	1
Net Loss Attributable to Noncontrolling Interests	11	—		—		—		—		—		—	11

Net Income (Loss) Attributable to Duke Energy Corporation	$692	$(9)		$(26)		$(22)		$(16)		$1		$(72)	$620

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.54	$(0.01)		$(0.02)		$(0.02)		$(0.01)		$—		$(0.06)	$0.48

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.54	$(0.01)		$(0.02)		$(0.02)		$(0.01)		$—		$(0.06)	$0.48

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$7 million recorded in Operation, maintenance and other and $8 million recorded in Depreciation and amortization (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
B	-	$1 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $24 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C	-	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D	-	Recorded in Other income and expenses, net on the Condensed Consolidated Statements of Operations.
E	-	$30 million recorded in Operation, maintenance, and other, $2 million recorded as a reduction to fuel used in electric generation and purchased power - non-regulated, and $2 million as a reduction to Net Income attributable to noncontrolling interests on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,284

Diluted	1,285

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2010 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/Office Consolidation Costs		Goodwill and Other Impairments		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$671	$—		$—		$—		$—		$—		$—	$671

Commercial Power	89	—		—		(660	) E	(33	) B	—		(693)	(604)

International Energy	126	—		—		—		—		—		—	126

Total reportable segment EBIT	886	—		—		(660)		(33)		—		(693)	193

Other	(39)	(7	) A	(76	) D	—		—		—		(83)	(122)

Total reportable segment and Other EBIT	$847	$(7)		$(76)		$(660)		$(33)		$—		$(776)	$71

Interest Expense	(212)	—		—		—		—		—		—	(212)
Interest Income and Other	39	—		—		—		—		—		—	39
Income Taxes from Continuing Operations	(216)	2		29		58		11		—		100	(116)
Discontinued Operations, net of taxes	—	—		—		—		—		1	C	1	1
Net Income Attributable to Non-controlling Interests	5	—		—		—		—		—		—	5

Net Income (Loss) Attributable to Duke Energy Corporation	$453	$(5)		$(47)		$(602)		$(22)		$1		$(675)	$(222)

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.34	$—		$(0.04)		$(0.46)		$(0.01)		$—		$(0.51)	$(0.17)

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.34	$—		$(0.04)		$(0.46)		$(0.01)		$—		$(0.51)	$(0.17)

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$6 million expense recorded in Depreciation and amortization and $1 million recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
B	-	$38 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $5 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C	-	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D	-	$73 million recorded in Operation, maintenance and other (all Operating Expenses) and $3 million recorded in Property and other taxes on the Condensed Consolidated Statements of Operations.
E	-	Recorded in Goodwill and other impairment charges on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,314

Diluted	1,314

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2010 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/Office Consolidation Costs		Goodwill and Other Impairments		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$1,415	$—		$—		$—		$—		$—		$—	$1,415

Commercial Power	189	—		—		(660	) E	(4	) B	—		(664)	(475)

International Energy	266	—		—		—		—		—		—	266

Total reportable segment EBIT	1,870	—		—		(660)		(4)		—		(664)	1,206

Other	(110)	(14	) A	(144	) D	—		—		—		(158)	(268)

Total reportable segment and Other EBIT	$1,760	$(14)		$(144)		$(660)		$(4)		$—		$(822)	$938

Interest Expense	(422)	—		—		—		—		—		—	(422)
Interest Income and Other	53	—		—		—		—		—		—	53
Income Taxes from Continuing Operations	(462)	5		56		58		1		—		120	(342)
Discontinued Operations, net of taxes	—	—		—		—		—		1	C	1	1
Net Income Attributable to Noncontrolling Interests	5	—		—		—		—		—		—	5

Net Income (Loss) Attributable to Duke Energy Corporation	$924	$(9)		$(88)		$(602)		$(3)		$1		$(701)	$223

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.70	$(0.01)		$(0.06)		$(0.46)		$—		$—		$(0.53)	$0.17

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.70	$(0.01)		$(0.06)		$(0.46)		$—		$—		$(0.53)	$0.17

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$12 million recorded in Depreciation and amortization and $2 million recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
B	-	$17 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $13 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C	-	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D	-	$138 million recorded in Operation, maintenance and other (all Operating Expenses) and $6 million recorded in Property and other taxes on the Condensed Consolidated Statements of Operations.
E	-	Recorded in Goodwill and other impairment charges on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,312

Diluted	1,313

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.